EXHIBIT 99.1

TRILOGY INTERNATIONAL PARTNERS INC. REPORTS

THIRD QUARTER 2023 RESULTS AND APPOINTS DIRECTOR

BELLEVUE, Washington (November 13, 2023) – Trilogy International Partners Inc. (“TIP Inc.” or the “Company”) (TSXV: TRL.H), today announced its financial and operating results for the third quarter of 2023.

Third Quarter 2023 Highlights

•	Cash and cash equivalents totaled $9.3 million as of September 30, 2023.
•	The Company completed a second distribution to shareholders of the net proceeds of the sale of our New Zealand subsidiary in a total amount of $27.5 million Canadian dollars (“C$”), equivalent to approximately $20.8 million, during the third quarter of 2023.
•	Corporate operating costs were approximately $0.7 million in the third quarter of 2023, a decrease of 69% compared to $2.4 million (excluding $1.0 million of nonrecurring costs) in the third quarter of 2022.

The Company also announced the appointment of Andrew M. Davies to the board of directors of the Company (the “Board”) and, together with Director Mark Kroloff, to a special committee of the Board (the “Special Committee”). The Special Committee will evaluate an expression of interest communicated to the Company on November 10, 2023 by SG Enterprises II, LLC (owned by Board Chair John W. Stanton and his wife, Theresa Gillespie) to acquire all issued and outstanding common shares of the Company not already owned by SG Enterprises II, LLC (the “Potential Transaction”).

Andrew M. Davies has previously held senior leadership roles with the Company and its subsidiaries, including serving as the Chief Financial Officer (“CFO”) and Executive Vice President of Corporate Development of Trilogy International Partners LLC and as a member of the board of directors of the Company’s operating subsidiaries in Bolivia and New Zealand. Mr. Davies subsequently was the CFO of the Company’s New Zealand subsidiary, Two Degrees Mobile Limited, until May 2022. He is a Certified Public Accountant.

Managing our Liquidity and Financial Resources

As of September 30, 2023, the Company had $9.3 million in cash and cash equivalents, including approximately C$0.2 million for ongoing costs denominated in that currency. As of December 31, 2022, the Company had $25.1 million in cash and cash equivalents. The decline in the cash balance from December 31, 2022 to September 30, 2023 was primarily due to the return of capital distribution in July 2023 and cash used in operating activities partially offset by the proceeds of the 2degrees Sale (defined below) received in the second quarter of 2023.

In July 2023, the Company completed a return of capital distribution to shareholders pursuant to the plan of liquidation that was adopted by the Board on June 10, 2022. The return of capital distribution was C$0.31 per Common Share, representing an aggregate amount of approximately C$27.5 million (approximately $20.8 million). The ultimate liquidation of the Company will be subject to a shareholder vote and the satisfaction of certain other legal requirements.

Following this distribution, the Company had $9.3 million of cash at September 30, 2023 as a reserve for the payment of expenses for continued financial reporting and other compliance obligations through May 2028, when its remaining indemnification obligations related to the 2degrees Sale are scheduled to expire. The cash reserve will also be utilized for the payment of indemnification claims, if any, that may arise from the transaction but are not funded by the warranty insurance policy purchased in connection with the 2degrees Sale. The Company expects that any cash reserve remaining after the expiration of the indemnification claim period (and the payment of any claims) will be distributed to shareholders and that the Company will thereafter dissolve.

The Company expects that it will be required to comply with Canadian and U.S. public company reporting obligations through the six-year indemnification period following the closing of the 2degrees Sale. During the period in which the Company continues to report publicly, we will be responsible for maintaining appropriate processes and controls around financial reporting. However, given the significantly reduced risk profile of the Company following the 2degrees Sale and the NuevaTel Transaction (defined below), we have reduced our cost structure, with a significant portion of the workforce having ceased employment with the Company in September 2022, and we have retained only a limited number of resources to ensure compliance with ongoing regulatory and audit requirements. The Company has also negotiated with service providers to ensure a significant reduction in costs going forward.

Trilogy International Partners Inc.	1	Third Quarter 2023

Supplementary Information

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(US dollars in millions, unaudited)	2023	2022	2023	2022

Revenues
Wireless service revenues	-	-	-	154.8
Fixed broadband service revenues	-	-	-	42.5
Equipment sales	-	-	-	38.1
Non-subscriber international long distance and other revenues	-	-	-	3.2
Total revenues	-	-	-	238.5

Operating expenses (income)
Cost of service, exclusive of depreciation, amortization and accretion shown separately	-	-	-	81.0
Cost of equipment sales	-	-	-	39.2
Sales and marketing	-	-	-	30.8
General and administrative	0.7	3.4	4.0	60.4
Depreciation, amortization and accretion	-	-	-	18.4
Loss (gain) on sale of operations and disposal of assets	-	-	-	(457.6)
Total operating expenses (income)	0.7	3.4	4.0	(227.8)
Operating (loss) income	(0.7)	(3.4)	(4.0)	466.3

Other income (expenses)
Interest expense	-	-	-	(22.9)
Change in fair value of warrant liability	-	-	-	0.1
Debt extinguishment costs	-	-	-	(8.5)
Other, net	0.1	(2.0)	0.6	13.6
Total other income (expenses)	0.1	(2.0)	0.6	(17.7)
(Loss) income before income taxes	(0.6)	(5.4)	(3.4)	448.6
Income tax expense	-	-	(0.1)	(11.3)
Net (loss) income	(0.6)	(5.4)	(3.5)	437.3
Less: Net income attributable to noncontrolling interests	-	-	-	(3.6)
Net (loss) income attributable to Trilogy International Partners Inc.	(0.6)	(5.4)	(3.5)	433.7

Comprehensive (loss) income
Net (loss) income	(0.6)	(5.4)	(3.5)	437.3
Other comprehensive loss:
Foreign currency translation adjustments	-	-	-	(13.2)
Net income on short-term investments	-	0.1	-	0.1
Other comprehensive income (loss)	-	0.1	-	(13.1)
Comprehensive (loss) income	(0.6)	(5.4)	(3.5)	424.1
Comprehensive income attributable to noncontrolling interests	-	-	-	(0.1)
Comprehensive (loss) income attributable to Trilogy International Partners Inc.	(0.6)	(5.4)	(3.5)	424.1

Trilogy International Partners Inc.	2	Third Quarter 2023

Condensed Consolidated Balance Sheets

(US dollars in millions, unaudited)	September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	9.3	25.1
Sale proceeds held in escrow	-	14.1
Prepaid expenses and other current assets	0.3	0.6
Total current assets	9.6	39.8

Non-current assets	1.2	1.4
Total assets	10.7	41.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	0.9	7.4
Non-current liabilities	0.2	0.3
Total liabilities	1.1	7.7

Commitments and contingencies

Total shareholders’ equity	9.6	33.5

Total liabilities and shareholders’ equity	10.7	41.2

Trilogy International Partners Inc.	3	Third Quarter 2023

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(US dollars in millions, unaudited)	2023	2022

Operating activities:
Net (loss) income	(3.5)	437.3
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Provision for doubtful accounts	-	2.8
Depreciation, amortization and accretion	-	18.4
Equity-based compensation	-	3.6
Loss (gain) on sale of operations and disposal of assets	-	(457.6)
Non-cash right-of-use asset lease expense	-	3.7
Non-cash interest expense	-	3.4
Settlement of cash flow hedges	-	(0.3)
Change in fair value of warrant liability	-	(0.1)
Debt extinguishment costs	-	8.5
Non-cash gain from change in fair value on cash flow hedges	-	(2.9)
Loss (gain) on forward exchange contracts and unrealized foreign exchange transactions	0.2	(14.8)
Deferred income taxes	-	0.4
Changes in operating assets and liabilities:
Accounts receivable	-	(6.5)
Equipment installment plan (“EIP”) receivables	-	5.2
Inventory	-	(1.5)
Prepaid expenses and other current assets	-	(12.7)
Other assets	0.1	(1.5)
Accounts payable	-	(7.0)
Operating lease liabilities	-	(7.4)
Other current liabilities and accrued expenses	(6.1)	23.7
Customer deposits and unearned revenue	-	(1.9)
Net cash used in operating activities	(9.3)	(7.2)

Investing activities:
Proceeds from the sale of operations, inclusive of proceeds from forward exchange contracts of $0.1 million and $16.6 million, net of cash sold of $51.1 million	13.9	552.2
Purchase of property and equipment	-	(32.4)
Purchase of short-term investments	-	(13.8)
Other, net	-	(0.7)
Net cash provided by investing activities	13.9	505.3

Financing activities:
Return of capital, net of distribution repaid	(20.3)	(113.0)
Payments of debt, including sale-leaseback and EIP receivables financing obligations	-	(438.8)
Proceeds from debt	-	10.0
Proceeds from EIP receivables financing obligation	-	7.3
Other, net	-	(2.8)
Net cash used in financing activities	(20.3)	(537.3)

Net decrease in cash, cash equivalents and restricted cash	(15.8)	(39.2)
Cash, cash equivalents and restricted cash, beginning of period	25.1	55.0
Effect of exchange rate changes	-	(3.2)
Cash, cash equivalents and restricted cash, end of period	9.3	12.6

Trilogy International Partners Inc.	4	Third Quarter 2023

About Trilogy International Partners Inc.

TIP Inc. formerly owned wireless and fixed broadband telecommunications subsidiaries in New Zealand and Bolivia.

In December 2021, a subsidiary of the Company entered into a Purchase Agreement to sell its 73.2% indirect equity interest in its New Zealand subsidiary, Two Degrees Mobile Limited, to Voyage Digital (NZ) Limited at an implied enterprise value of $1.7 billion New Zealand dollars, inclusive of lease liabilities (the “2degrees Sale”). In March 2022, subsidiaries of the Company entered into an agreement to transfer their aggregate 71.5% indirect equity interest in their Bolivia subsidiary, Empresa de Telecomunicaciones NuevaTel (PCS de Bolivia), S.A., to Balesia Technologies, Inc. for a nominal purchase price (the “NuevaTel Transaction”). During the second quarter of 2022, the Company completed the sale of its operations in New Zealand and Bolivia, which represented substantially all of the operating activity of the business.

Unless otherwise stated, the financial information provided herein is for TIP Inc. as of September 30, 2023.

TIP Inc.’s head office is located at 155 108th Avenue NE, Suite 400, Bellevue, Washington, 98004 USA. TIP Inc.’s common shares (the “Common Shares”) trade on the NEX board of the TSX Venture Exchange under the ticker TRL.H.

For more information, visit www.trilogy-international.com.

About this press release

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains information about our business and performance for the three and nine months ended September 30, 2023, as well as forward-looking information and assumptions. See “About Forward-Looking Information” for more information. This discussion should be read together with supplementary information filed on the date hereof under TIP Inc.’s profile on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

The financial information included in this press release was prepared in accordance with U.S. generally accepted accounting principles.

All dollar amounts are in U.S. dollars unless otherwise stated.

Amounts for subtotals and totals included in the financial statements in this press release may not sum or calculate using the numbers as they appear in the financial statements due to rounding. Differences between amounts set forth in the following tables and corresponding amounts in the Company’s Condensed Consolidated Financial Statements and related notes for the period ended September 30, 2023 are a result of rounding.

The information presented herein is current as of November 13, 2023 and was approved by the Board.

Additional information relating to TIP Inc., including our financial statements and Management’s Discussion and Analysis for the three and nine months ended September 30, 2023 and for the year ended December 31, 2022, our Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with Canadian securities commissions and the U.S. Securities and Exchange Commission, is available on TIP Inc.’s website (www.trilogy-international.com) in the investor relations section and under TIP Inc.’s profile on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

About Forward-Looking Information

Forward-looking information and statements

This press release contains “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 of the United States of America. Forward-looking information and forward-looking statements may relate to the future outlook and anticipated events or results and may include information regarding our financial position, budgets, financial results, taxes, currency exchange rates, plans and objectives such as statements regarding the Potential Transaction; the timing of the liquidation and dissolution of the Company pursuant to a plan of liquidation adopted on June 10, 2022; the expenses associated with the Company losing its foreign private issuer status under U.S. federal securities laws; the ability of U.S. persons to sell their Common Shares; the Board's expectation that the financial resources available to the Company following the cash distributions to shareholders will be adequate to fund the Company's outstanding indemnification obligations, if any, and ongoing costs of operating the Company prior to its liquidation and dissolution; and the possibility of changes in the securities regulations of Canada and the United States that could affect the ability of investors to trade their Common Shares. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “preliminary”, “estimates”, “plans”, “targets”, “expects” or “does not expect”, “an opportunity exists”, “outlook”, “prospects”, “strategy”, “intends”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, estimates, projections or other characterizations of future events or circumstances contain forward-looking information and statements.

Trilogy International Partners Inc.	5	Third Quarter 2023

Forward-looking information and statements are provided for the purpose of assisting readers in understanding management’s current expectations and plans relating to the future. Readers are cautioned that such information and statements may not be appropriate for other purposes. Forward-looking information and statements contained in this press release are based on our opinions, estimates and assumptions in light of our experience and perception of current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. The material assumptions used by the Company to develop such forward-looking statements include, but are not limited to, the ability and willingness of the parties to negotiate and settle the final terms of the Potential Transaction; that mutually acceptable terms of the Potential Transaction can be agreed to, including the purchase price; the conditions to closing the Potential Transaction will be satisfied, including any necessary regulatory approvals; general economic and industry growth rates; currency exchange rates and interest rates; the expenses associated with the Company’s continued financial reporting and other compliance obligations through May 2028, when its remaining indemnification obligations related to the 2degrees Sale are scheduled to expire; and taxes payable by the Company. Despite a careful process to prepare and review the forward-looking information and statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

Numerous risks and uncertainties, some of which may be unknown, relating to the Company could cause actual events and results to differ materially from the estimates, beliefs and assumptions expressed or implied in the forward-looking information and statements. Among such risks and uncertainties are those associated with the parties being unable to agree to the final terms of the Potential Transaction; the risk that the conditions to completion of the Potential Transaction will not be satisfied; an event, change or other circumstance that could give rise to the termination of the Potential Transaction will occur; receipt of any required regulatory approvals; general economic risks; natural disasters including earthquakes; anti-corruption compliance; reliance on limited management resources; tax related risks; risks related to being a publicly traded company, including, but not limited to, compliance and costs associated with the U.S. Sarbanes-Oxley Act of 2002 (to the extent applicable); an increase in costs and demands on management resources as a result of the Company ceasing to qualify as an "emerging growth company" on December 31, 2022 under the U.S. Jumpstart Our Business Startups Act of 2012; additional expenses in connection with the Company losing its foreign private issuer status under U.S. federal securities laws; the determination to not pay dividends; risks related to the liquidity of the market for the Common Shares; risks related to litigation, including class actions and regulatory matters; risks that indemnification obligations may be payable under the terms of the 2degrees Sale; risks that the market price and trading volume of the Common Shares may materially decrease or experience increased fluctuation; foreign exchange rate and associated risks; risks related to withholding taxes; risks related to the impact of new laws and regulations; risks associated with the Company's internal controls over financial reporting; and the costs associated with the dissolution of the Company.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information and statements in this press release, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information in this press release. Please see our continuous disclosure filings available under TIP Inc.’s profile at www.sedar.com and at www.sec.gov for information on the risks and uncertainties associated with the Company and an investment in our Common Shares.

Readers should not place undue reliance on forward-looking information and statements, which speak only as of the date made. The forward-looking information and statements contained in this press release represent our expectations as of the date of this press release or the date indicated. We disclaim any intention or obligation or undertaking to update or revise any forward-looking information or statements whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Investor Relations Contact

Scott Morris

425-458-5900

scott.morris@trilogy-international.com

Senior Vice President, General Counsel and Secretary

Trilogy International Partners Inc.	6	Third Quarter 2023